Exhibit 99.1

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

Salix Announces Acceptance of NDA Filing For Budesonide Foam

in Patients with Distal Ulcerative Colitis

PDUFA Action Date is September 15, 2014

RALEIGH, NC, January 30, 2014 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Food and Drug Administration (FDA) has accepted for filing a New Drug Application (NDA) for Budesonide 2 mg Rectal Foam for the induction of remission in patients with active mild to moderate distal ulcerative colitis extending up to 40 cm from the anal verge. The FDA has issued an action date of September 15, 2014 under the Prescription Drug User Fee Act (PDUFA).

Bill Forbes, Executive Vice President, Medical and Research and Development and Chief Development Officer, Salix, stated, “Patients with distal ulcerative colitis, also known as proctitis or proctosigmoiditis, are often difficult to treat and present the most challenging subset of patients given the limitations of available treatment options. For these patients with disease limited to the rectum and sigmoid areas of the colon, treatment with currently approved oral therapies is often ineffective due to insufficient distribution of active drug to the distal colon. Distal ulcerative colitis remains an unmet medical need, and we believe the availability of a rectally administered corticosteroid such as budesonide foam may help overcome limitations of existing products to treat this condition.”

About Budesonide Foam

Budesonide is a high potency corticosteroid that was developed to minimize the systemic adverse consequences of classic corticosteroids, such as hydrocortisone, which have higher levels of systemic absorption. In several large studies budesonide 2 mg rectal foam was highly effective in the treatment of distal ulcerative colitis. Clinical trials suggest that the budesonide foam formulation demonstrates improved reach (or spread) and rapid distribution of budesonide to the sigmoid colon and the rectum, without the difficulties and inconvenience associated with retention of enema formulations. These trials also suggest that the foam provides more immediate and targeted therapy for distal ulcerative colitis than is available with oral therapies. The oral foam formulation for rectal administration was designed to improve both the patient’s ability to retain the drug in the rectum following administration as well as distribution of the active drug to the rectum and sigmoid colon. Salix licensed this budesonide foam product from Dr. Falk Pharma. The product was approved in Europe in 2006 and is marketed in Europe by Dr. Falk Pharma.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and market them through Salix’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact Salix at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and web site is not incorporated in our filings with the SEC.

Please Note: The materials provided herein that are not historical facts are or might constitute forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements involve known and unknown risks that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ materially from our expectations expressed in the report include, among others: the high cost and uncertainty of the research, clinical trials and other development activities involving pharmaceutical products; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational New Drug Applications; the uncertainty of market acceptance of our products; intense competition, including from generics in an increasingly global market; the possible impairment of, or inability to obtain intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global market; general economic conditions; our need to maintain profitability; the uncertainty of obtaining, and our dependence on, third parties to manufacture and sell our products; results of ongoing and any future litigation and investigations and other risk factors detailed from time to time in our other SEC filings.

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